Sub-Item 77Q1: Exhibits

 (a)  Copies of any material amendments to the registrant’s charter or by-laws.

BYLAWS OF THE HARTFORD MUTUAL FUNDS II, INC.
ARTICLE I
MEETINGS OF STOCKHOLDERS
      SECTION 1.1   Place of Meetings:  All meetings of stockholders shall be held at the principal office of The Hartford Mutual Funds II, Inc. (the “Corporation”) in the City of Hartford, Connecticut, or at such place within the United States as from time to time may be designated by resolution of the Board of Directors.
      SECTION 1.2   Annual Meeting:  Except as hereinafter otherwise provided, the annual meeting of stockholders shall be held each year at such date and time as shall be designated by resolution of the Board of Directors for such business as may properly come before said meeting.  Insofar as the Corporation is registered under the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the “Investment Company Act”), the Corporation shall not be required to hold an annual meeting of stockholders unless specifically required by the Investment Company Act or the General Laws of the State of Maryland.
      SECTION 1.3   Special Meetings:  Special meetings of the stockholders entitled to vote at such meetings may be called at any time by the President or by any three of the Directors, and shall be called at the request in writing of the stockholders of record owning not less than ten (10) percent of the shares of the Corporation's capital stock entitled to vote at such meeting if required by Maryland General Corporation Law or other applicable law.
      SECTION 1.4   Notice of Meetings:  Not less than ten (10) days or more than ninety (90) days  before every stockholders' meeting, notice of the time, place, and in the case of a special meeting, the purpose, of such meeting shall be given, either by serving such notice upon the stockholder personally or by mailing such notice to each stockholder at his last known post office address as it appears upon the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Except as otherwise required by law, no notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy, or who, in a written instrument executed by any officer and filed with the records of the meeting either before or after the holding thereof, waives such notice.  No notice of any adjourned meeting of stockholders need be given.
      SECTION 1.5   Record Date:  The Board of Directors by resolution may fix in advance a  date, not exceeding ninety (90) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or any such allotment of rights, or to exercise the rights in respect of any such change or conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any capital stock on the books of the Corporation after any such record date fixed as aforesaid.
      SECTION 1.6   Quorum: At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the shares entitled to vote thereat in order to constitute a quorum, but in the absence of a quorum the stockholders present in person or by proxy at the time and place fixed by Section 1 of this Article I for an annual meeting, or designated in the notice of a special meeting, or at the time and place of any adjournment thereof, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, for a period of up to 120 days after the original record date until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
      SECTION 1.7   Voting:  At all meetings of stockholders, the voting shall be by voice, except that whenever a vote by the holders of the outstanding shares of capital stock is required by law or where a stockholder present in person or by proxy at any such meeting requests a vote by ballot, the voting shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot is cast by proxy, it shall also state the name of such proxy.  Subject to the provisions of the Articles of Incorporation of the Corporation, the holders of the capital stock shall have the right to vote at any meeting of the stockholders or at any election of the Corporation, and otherwise to participate in any action taken by the stockholders thereof, and each such holder shall be entitled to one vote for each share of capital stock that he holds.  The Corporation may permit the voting of fractional shares.  Except in cases in which it is by law, by the Articles of Incorporation, or by these Bylaws otherwise provided, the votes of a majority of the shares of capital stock of the Corporation present or represented at any meeting of stockholders at which a quorum is present shall be sufficient to pass any resolution, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.
      SECTION 1.8   Proxies:  A stockholder may vote the stock the stockholder owns of record either in person or by proxy.  A stockholder may sign a writing authorizing another person to act as proxy.  Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  A proxy may be made irrevocable for so long as it is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.
ARTICLE II
BOARD OF DIRECTORS
      SECTION 2.1   Powers and Election:  The Directors of the Corporation shall have the powers as stated in the Articles of Incorporation and as provided in these Bylaws, and such as are prescribed by the laws of the State of Maryland.  They shall be residents of the United States of America and they shall be elected to office by the stockholders of the Corporation at an annual or a special meeting duly called for that purpose, except as hereinafter otherwise provided for filling vacancies.
      SECTION 2.2   Meetings and Notice:  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and whenever called together by the Chairman, President or Treasurer, on two days' notice, given to each Director.  Special meetings may be called at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or the Treasurer or by one-third (1/3) of the Directors, sufficient notice thereof being given by the Secretary, Assistant Secretary or by the officer or Directors calling the meeting.  Notice may be served personally upon each Director, or mailed, cabled, or telegraphed to him at his present address appearing upon the books of the Corporation.  Such notice also may be telephoned, provided that any Director so notified shall be actually reached by telephone.
      SECTION 2.3   Quorum:  The presence of not less than two (2) of the Directors or of one-third (1/3) of the total number of Directors, whichever shall be greater, shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice until a quorum shall be present at which time any business may be transacted which might have been transacted at the meeting as originally notified. If the Corporation has fewer than three (3) Directors, the presence of all of the Directors shall be necessary to constitute a quorum.
      SECTION 2.4   Place of Meetings and Office:  The Board of Directors may hold their meetings and have an office or offices within or without the State of Maryland.
      SECTION 2.5   Vacancies:  Except as law or valid regulations may require of registered investment companies, any vacancy in the Board of Directors occurring through death, resignation, removal, increase in number, or other cause, may be filled by a majority vote of the remaining Directors at any regular or special meeting of the Board of Directors.
      SECTION 2.6   Number:  The Board of Directors shall be not less than one nor more than twenty (20) in number (as consistent with Section 2-402 of the Maryland General Corporation Law).  The number may be changed at any time or times by action of the Board of Directors or by the stockholders at any stockholders' meeting.
      SECTION 2.7   Compensation:  Each Director may receive a stated fee for his services as a Director, as may be fixed by resolution of the Board of Directors for attendance, and the expenses of attendance, if any, at each regular or special meeting of the Board or committee of the Board on which he serves.  Such resolution may apply to any class of Directors the Board of Directors considers to be reasonable.  Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.
      SECTION 2.8   Meeting by Conference Telephone:  Subject to the provisions of the Investment Company Act, and the Rules and Regulations thereunder, members of the Board of Directors or any committee thereof may meet by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
      SECTION 2.9   Action Without Meeting:  Except as otherwise provided by law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
      SECTION 2.10   Waiver of Notice:  Whenever under the provisions of these Bylaws or any of the laws of the State of Maryland, the stockholders or Board of Directors are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice and without such lapse of time by a written waiver of such notice signed by every person entitled to notice.
ARTICLE III
EXECUTIVE AND OTHER COMMITTEES OF THE BOARD
      SECTION 3.1   Election of Executive Committee:  The Board of Directors may elect from their number an Executive Committee of two (2) or more and may designate a Chairman for said Committee.  The Chairman of the Committee and the members of the Executive Committee shall  continue in office at the pleasure of the Board.  The Board of Directors shall fill vacancies in the Executive Committee by election of members from the Board of Directors and at all times it shall be the duty of the Board of Directors to keep the membership of such committee full, if such Executive Committee has been elected.
      SECTION 3.2   Powers and Supervision by the Board:  During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and direction of the Business of the Corporation, except as to matters wherein action of the Board of Directors is specifically required, in such manner as the Executive Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors.  All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting and shall be subject to revision or alteration by the Board, provided that no rights or acts of third parties shall be affected by any such revision or alteration.
      SECTION 3.3   Other Committees:  The Board of Directors may by resolution provide for such Audit, Administrative, Nominating, Standing and/or Special Committees from its membership as it may deem desirable, and may discontinue the same at pleasure.  Each such committee shall have such powers and shall perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.
      SECTION 3.4   Meetings of Board Committees:  The Executive Committee and any other committee of the Board shall meet upon such day or days and at such hour or hours as may be designated from time to time by resolution passed by a majority of such committee and whenever called together by its Chairman upon notice given to each member of the Committee not later than the day next preceding the date of the meeting.  Upon the written request of any two members of the committee, the Chairman shall call a special meeting of the committee.  The presence of at least a majority of the Executive Committee shall be necessary to adopt any resolution.  In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in place of the absent member.
ARTICLE IV
OFFICERS
      SECTION 4.1   Election and Appointment: The Board of Directors shall elect annually a Chairman, a President, a Secretary and a Treasurer, and may appoint one or more Vice Presidents, a Controller, and one or more Assistant Secretaries, Assistant Treasurers and any such other officers performing such duties as the Board of Directors may from time to time deem advisable.  One person may hold any two offices except those of President and Vice President.  Except for the Chairman, the Officers need not be Directors.  Each of the appointed Officers shall serve during the pleasure of the Board of Directors.  Any vacancy in any of the above offices shall be filled for the unexpired portion of the term by the Board of Directors
      SECTION 4.2   Chairman:  The Chairman shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.  However, in the absence of the Chairman, the President or his delegate may preside at shareholder or Board of Directors meetings.
      SECTION 4.3   President:  The President shall be the Chief Executive Officer of the Corporation and shall have the responsibility for the general management of the affairs of the Corporation and for seeing that all orders and resolutions of the Board of Directors are carried into effect.  The President may sign certificates of stock, sign and execute all contracts in the name of the Corporation, and appoint and discharge agents and employees, subject to the approval of the Board of Directors.
      SECTION 4.4   Vice Presidents:  The Vice Presidents shall perform all the duties incidental to their offices and all such duties as may from time to time be assigned to them respectively by the Board of Directors.  The said Vice Presidents in such order of precedence as may from time to time be designated by the Board of Directors, shall perform all the duties of the President in the event of his absence or disability.
      SECTION 4.5   Secretary:  The Secretary shall keep the minutes of the meetings of the Board of Directors, of any committees thereof, and of the stockholders.  The Secretary shall attend to the giving and serving of all notices of the Corporation, and may affix the seal of the Corporation to all certificates of stock and other documents of the Corporation or to which the Corporation is a party.  The Secretary shall have charge of the certificates book and such other books and papers as the Board may direct, shall attend to such correspondence as may be assigned from time to time by the Board of Directors, and shall perform all duties incidental to the office.
      SECTION 4.6   Treasurer:  The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such banks or trust companies as the Directors may elect.  The Treasurer shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall disburse funds of the Corporation as may be ordered by the Board of Directors, the President or the Vice Presidents, taking proper vouchers for such disbursements.  The Treasurer shall render to the President and the Directors at the regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders meeting a like report for the preceding year.  The Treasurer shall give such bond for the faithful performance of duties as may be required by the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.
      SECTION 4.7   Controller:  The Controller shall have the supervision of the corporate accounts and the books of the Corporation, its accounting methods and audits, and the preparation of its financial statements of all kinds, including tax reports and returns.  The Controller shall have general supervision of the bookkeeping staff and shall perform such other duties as may from time to time be prescribed by the Board of Directors.
      SECTION 4.8   Assistant Secretary:  The Assistant Secretary in the presence or at the request of the Secretary shall perform all the duties of the Secretary, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.
      SECTION 4.9   Assistant Treasurer:  The Assistant Treasurer in the absence or at the request of the Treasurer shall perform all the duties of the Treasurer and shall perform such other duties as may from time to time be prescribed by the Board of Directors.
      SECTION 4.10   Compensation:  The Board of Directors shall have power to fix the compensation of all Officers of the Corporation.  It may authorize any Officer upon whom the power of appointing subordinate Officers may have been conferred, to fix the compensation of such subordinate Officers.
      SECTION 4.11   Removal:  Any Officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors, or, except in case of an Officer elected by the Board of Directors, by the Executive Committee or by an Officer upon whom such power of removal may have been conferred.
ARTICLE V
CAPITAL STOCK
      SECTION 5.1   Certificates:  Certificates of stock (if any should be issued)  shall be numbered in the order of issuance thereof and shall be signed by the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto.  Facsimile signatures and seals may be used on stock certificates in accordance with Maryland law.
      SECTION 5.2   Transfer Agents and Registrars:  The Board of Directors may by separate resolutions appoint corporate transfer agents, clerks and/or corporate registrars to perform such duties in respect to the issuance and transfer of the certificates of capital stock of the Corporation as such resolution may provide.
      SECTION 5.3   Holder of Record as Exclusive Owner:  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other persons whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.
      SECTION 5.4   Lost Certificates:  If a certificate of stock be lost or destroyed, another may be issued into stead upon sworn proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity in an amount satisfactory to the Board of Directors or Executive Committee.
ARTICLE VI
CONTRACTS, BORROWINGS, CHECKS, DEPOSITS, CUSTODY, ETC.
      SECTION 6.1   Contracts, etc., How Executed:  The Board of Directors, or the Executive Committee, except as in these Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the provisions of these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any account.
      SECTION 6.2   Deposits:  All Funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any individual designated by the Board of Directors may select; and for the purpose of such deposit the President or Vice President, or the Treasurer or the Secretary, or any other Officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
      SECTION 6.3   Custodian:  The securities and other investments and assets  owned by the Corporation shall be held by a custodian which shall be a bank or trust company regulated by federal or state authority having not less than the minimum aggregate capital, surplus and undivided profits as required of a custodian by Section 17(f) of the Investment Company Act,   provided that such a custodian can be found ready and willing to act.  Securities and other investments and assets owned by the Corporation may also be held in accordance with custodial arrangements permitted by rules promulgated under the Investment Company Act. Upon the resignation or inability to serve of a custodian, the Officers and Directors shall use their best efforts to obtain a successor custodian and shall require that the securities and other investments owned by the Corporation be delivered directly to such successor custodian.
      SECTION 6.4   Checks, Drafts, Etc.:  All checks, notes, drafts and other instruments in writing for the payment of money shall be signed only by such Officer or Officers as shall be designated from time to time by resolution of the Board of Directors.
ARTICLE VII
DIVIDENDS
      SECTION 7.1   Declaration of Dividends:  Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting out of the surplus or net profits of the Corporation, subject, however, to the provisions of the Articles of Incorporation.
      SECTION 7.2   Reserves:  The Board of Directors shall in its own discretion have the right to set apart out of the earnings of the Corporation reserve and surplus funds to be held for the purpose of the Corporation, and may invest and reinvest the same in the same way and subject to the same restrictions as are provided for the investment and reinvestment of the capital of the Corporation.  When, and only when, the Board of Directors shall decide that it is advisable or necessary to pay dividends out of the reserve and surplus funds, shall such funds be subject to the payment of dividends.
ARTICLE VIII
SEAL
      SECTION 8.1   The seal of the Corporation shall be in the form of a circle, shall bear the name of the Corporation, the year and state of its incorporation, and the word "Seal".
ARTICLE IX
FISCAL YEAR AND FINANCIAL REPORTS
      SECTION 9.1   Fiscal Year:  The fiscal year of the Corporation shall end on December 31 of each year. Initially, the fiscal year for Fortis Global Growth Portfolio and Fortis International Equity Portfolio shall end on October 31 of each year; the fiscal year for Fortis Money Fund, Fortis Tax-Free Minnesota Portfolio, and Fortis Tax-Free National Portfolio shall end on September 30 of each year; the fiscal year for Fortis Value Fund, Fortis Growth & Income Fund, Fortis Capital Fund,  and Fortis Growth Fund shall end on August 31 of each year; and the fiscal year for Fortis Asset Allocation Portfolio, Fortis Capital Appreciation Portfolio, Fortis High Yield Portfolio, Fortis U.S. Government Securities Fund, and Fortis Strategic Income Fund shall end on July 31 of each year, except that the Board of Directors may set a different fiscal year end for any Series.
      SECTION 9.2   Financial Statements:  The Directors shall submit to stockholders financial reports not less often than semiannually of the operations of the Corporation, based at least annually upon an audit by independent public accountants, prepared in accordance with generally accepted accounting principles.
ARTICLE X
CONSTRUCTION AND INTERPRETATION
      SECTION 10.1   The Bylaws shall be construed and interpreted to further the operation of the Corporation as a registered open-end management-type investment company under the Investment Company Act from time to time.
ARTICLE XI
AMENDMENTS
      SECTION 11.1   Except as otherwise required, the Bylaws of the Corporation may be amended, altered, repealed, or added to at any regular meeting of the stockholders or at any special meeting of the stockholders, called for that purpose, by affirmative vote of the majority of the stock issued and outstanding and entitled to vote; or by a majority of the Directors, as the case may be.

 (g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above.

Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 20th day of February, 2009, by and between Hartford Mutual Funds, Inc., a Maryland corporation (the “Company”), with its principal place of business at 200 Hopmeadow Street, Simsbury, Connecticut 06089, on behalf of Hartford Conservative Allocation Fund (“Acquiring Fund”) and Hartford Retirement Income Fund (“Acquired Fund”), each a separate series of the Company.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (“Code”).  The reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of common stock of the Acquiring Fund (“Acquiring Fund Shares”) corresponding to the class of outstanding shares of common stock of the Acquired Fund (“Acquired Fund Shares”), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (“Reorganization”), all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of the Company, a registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Directors of the Company also have determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Directors of the Company have determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUND

      1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, convey, transfer and deliver all of the property and assets of the Acquired Fund, as set forth in paragraph 1.2 herein, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares determined by dividing the value of the Acquired Fund’s net assets with respect to the corresponding class of Acquired Fund Shares, computed in the manner and as of the time and date set forth in paragraph 2.1 herein, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2 herein; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3 herein.  Such transactions shall take place on the date of the closing provided for in paragraph 3.1 herein (“Closing Date”).

      1.2. The property and assets of the Company attributable to the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property and assets, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Valuation Date as defined in paragraph 2.1 (collectively, “Assets”).  The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund any rights, stock dividends, or other securities received by the Acquired Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

      1.3. The Acquired Fund will make reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Date.  The Acquiring Fund shall assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, “Liabilities”).  On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

      1.4. Immediately following the actions contemplated by paragraph 1.1 herein, the Company shall take such actions necessary to complete the liquidation of the Acquired Fund.  To complete the liquidation, the Company, on behalf of the Acquired Fund, shall (a) distribute to the Acquired Fund’s shareholders of record with respect to each class of its shares as of the Closing as defined in paragraph 3.1 herein (“Acquired Fund Shareholders”), on a pro rata basis within the class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 herein, and (b) completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of Acquired Fund shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders.  The aggregate net asset value of Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares to be so credited to the Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquired Fund Shareholders, respectively, shall, with respect to the class, be equal to the aggregate net asset value of the Acquired Fund Shares of the corresponding class owned by Acquired Fund Shareholders on the Closing Date.  All issued and outstanding Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund, although shares certificates representing interests in Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquired Fund Shares will thereafter represent interests in the corresponding class of Acquiring Fund Shares after the Closing Date, as determined in accordance with paragraph 2.3.  The Acquiring Fund shall not issue certificates representing the Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares in connection with the Reorganization.

      1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s Transfer Agent, as defined in paragraph 3.3 herein.

      1.6. Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

2. VALUATION

      2.1. The value of the Assets shall be the value of such Assets as of the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the “Valuation Date”), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information with respect to the Acquired Fund and valuation procedures established by the Company’s Board of Directors.

      2.2. The net asset value of each Acquiring Fund Share shall be the net asset value per share computed with respect to the corresponding class as of the Valuation Date, using the valuation procedures set forth in the Acquiring Fund’s then-current prospectus and statement of additional information, and valuation procedures established by the Company’s Board of Directors.

      2.3. The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund’s Assets shall be determined by dividing the value of the net assets with respect to the Acquired Fund Shares determined using the same valuation procedures referred to in paragraph 2.1 herein, by the net asset value of the corresponding class of Acquiring Fund Shares, determined in accordance with paragraph 2.2 herein.

      2.4. All computations of value shall be made by Hartford Life Insurance Company, in its capacity as Fund Accountant for the Company, and shall be subject to confirmation by the Company’s Treasurer.

3. CLOSING AND CLOSING DATE

      3.1. The Closing Date shall be February 20, 2009, or such other date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Agreement (the “Closing”) shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.  The Closing shall be held at the offices of the Company.

      3.2. The Company shall direct State Street Bank and Trust Company, as custodian for the Acquired Fund (“Custodian”), to deliver to the Company at the Closing a certificate of an authorized officer of the Custodian stating that (i) the Assets of the Acquired Fund have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  The Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund, as the Custodian also serves as the custodian for the Acquiring Fund.  Such presentation shall be made for examination no later than five business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (“1940 Act”), in which the Acquired Fund’s Assets are deposited, the Acquired Fund’s Assets deposited with such depositories.  The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal funds on the Closing Date.

      3.3. The Company shall direct Hartford Administrative Services Company, in its capacity as transfer agent for the Company (“Transfer Agent”), to deliver to the Company at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing.  The Secretary of the Company shall confirm that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund’s account on the books of the Acquiring Fund pursuant to paragraph 1.1 herein prior to the actions contemplated by paragraph 1.4 herein and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4 herein.  At the Closing, the Company shall execute such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as necessary to effect the Reorganization.

      3.4. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Company, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4. REPRESENTATIONS AND WARRANTIES

      4.1. Except as has been fully disclosed to the Acquiring Fund prior to the date of this Agreement in a written instrument executed by an officer of the Company, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

       (a) The Acquired Fund is duly organized as a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under the Company’s Articles of Incorporation, as amended from time to time (“Charter”), to own all of its Assets and to carry on its business as it is now being conducted;

       (b) The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquired Fund Shares under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;

       (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), the 1940 Act and state securities laws;

       (d) The current prospectus and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder; and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

       (e) On the Valuation Date, the Company, on behalf of the Acquired Fund, will have good and marketable title to the Assets of the Acquired Fund and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Company, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act;

       (f) The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Company’s Charter or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquired Fund, is a party or by which it is bound;

       (g) All material contracts or other commitments of the Acquired Fund (other than this Agreement and certain investment contracts including options, futures, and forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date;

       (h) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Company’s knowledge, threatened against the Company, with respect to the Acquired Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Company, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

       (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at October 31, 2008 have been audited by Ernst & Young LLP, public accounting firm, who issued an unqualified opinion thereon;

       (j) Since October 31, 2008, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness other than in the ordinary course in accordance with the Acquired Fund’s investment restrictions.  For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

       (k) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best knowledge of the Company, no such return is currently under audit and no assessment has been asserted with respect to such returns;

       (l) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income (computed without regard to any deduction for dividends paid) and net capital gain (after reduction for any available capital loss carryover) for the period ending on the Closing Date;

       (m) All issued and outstanding Acquired Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws.  All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3 herein.  The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares;

       (n) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, if any, on the part of the Directors of the Company, on behalf of the Acquired Fund, this Agreement constitutes a valid and binding obligation of the Company, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

       (o) The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

      4.2. Except as has been fully disclosed to the Acquired Fund prior to the date of this Agreement in a written instrument executed by an officer of the Company, the Company, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

  (a) The Acquiring Fund is duly organized as a series of the Company, which is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, with power under the Company’s Charter to own all of its properties and assets and to carry on its business as it is now being conducted;

  (b) The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares under the 1933 Act, is in full force and effect;

  (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

  (d) The current prospectus and statement of additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

  (e) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Company’s Charter or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquiring Fund, is a party or by which it is bound;

  (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company, with respect to the Acquiring Fund or any of the Acquiring Fund’s properties or assets, that, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition or the conduct of its business.  The Company, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund’s business or its ability to consummate the transactions herein contemplated;

  (g) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of the Acquiring Fund at October 31, 2007, have been audited by Ernst & Young LLP, public accounting firm, who issued an unqualified opinion thereon;

  (h) Since October 31, 2007, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness other than in the ordinary course in accordance with the Acquiring Fund’s investment restrictions.  For purposes of this subparagraph (h), a decline in net asset value per share of the Acquiring Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;

  (i) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best knowledge of the Company no such return is currently under audit and no assessment has been asserted with respect to such returns;

  (j) For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its Federal income tax under Section 852 of the Code;

  (k) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws.  The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

  (l) The execution, delivery and performance of this Agreement and the transactions contemplated herein, have been duly authorized by all necessary action, if any, on the part of the Directors of the Company, on behalf of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Company, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

  (m) The Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund;

  (n) The information to be furnished by the Acquiring Fund for use in the registration statements and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

5. COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

      5.1. The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

      5.2. The Acquired Fund covenants that the Class A, Class B, Class C, Class R3, Class R4 and Class R5 Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

      5.3. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      5.4. The Acquiring Fund and the Acquired Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

      5.5. The Company, on behalf of the Acquired Fund, shall execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as may be necessary or desirable in order to (1) vest in and confirm (a) the title and possession of the Company, on behalf of the Acquired Fund, of the Acquiring Fund Shares to be delivered hereunder and (b) the title and possession of the Company, on behalf of the Acquiring Fund, of all the Assets and (2) otherwise to carry out the intent and purpose of this Agreement.

      5.6. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Company, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Company’s election, to the performance by the Company, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

      6.1. All representations and warranties of the Company, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      6.2. The Company, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed by the Company’s President or Vice President and its Treasurer or Assistant Treasurer, and dated as of the Closing Date, to the effect that the representations and warranties of the Company, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      6.3. The Company, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquiring Fund, on or before the Closing Date; and

      6.4. The number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1 herein.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

 The obligations of the Company, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at the Company’s election, to the performance by the Company, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      7.1. All representations and warranties of the Company, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      7.2. The Company shall have delivered to the Acquiring Fund a statement of the Acquired Fund’s Assets and Liabilities, as of the Closing Date, certified by the Treasurer of the Company;

      7.3. The Company, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer and dated as of the Closing Date to the effect that the representations and warranties of the Company, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      7.4. The Company, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquired Fund, on or before the Closing Date;

      7.5. The number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1 herein; and

      7.6. The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern Time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

      If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquired Fund, the Company may, at its option, refuse to consummate the transactions contemplated by this agreement.  If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquiring Fund, the Company may, at its option, refuse to consummate the transactions contemplated by this Agreement:

      8.1. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Board of Directors of the Company in accordance with the provisions of the Company’s Charter and By-Laws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund.  Notwithstanding anything herein to the contrary, the Company may not waive the conditions set forth in this paragraph 8.1;

      8.2. On the Closing Date no action, suit or other proceeding shall be pending or, to the Company’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

      8.3. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund;

      8.4. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

      8.5. The Company shall have received the opinion of counsel to the Company addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes.  The delivery of such opinion is conditioned upon receipt by counsel to the Company of representations it shall request of the Company.  Notwithstanding anything herein to the contrary, the Company may not consummate such transactions contemplated by the Agreement if this condition is not satisfied.

9. INDEMNIFICATION

      9.1. The Company, out of the Acquiring Fund’s assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquiring Fund is not in violation of any applicable law.

      9.2. The Company, out of the Acquired Fund’s assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquiring Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquired Fund is not in violation of any applicable law.

10. BROKERAGE FEES AND EXPENSES

      10.1. The Company, on behalf of the Acquiring Fund and on behalf of the Acquired Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      10.2. The expenses relating to the proposed Reorganization will be borne solely by Hartford Investment Financial Services, LLC or its affiliate.  No such expenses shall be borne by the Acquired Fund or the Acquiring Fund, except for brokerage fees and expenses incurred in connection with the Reorganization.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, legal fees, accounting fees and securities registration fees.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

      11.1. The Company has not made any representation, warranty or covenant, on behalf of either the Acquired Fund or the Acquiring Fund, as applicable, not set forth herein, and this Agreement constitutes the entire agreement between the Acquiring Fund and Acquired Fund with respect to the Reorganization.

      11.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing and the obligations of each of the Acquired Fund and Acquiring Fund in paragraphs 9.1 and 9.2 shall survive the Closing.

12. TERMINATION

      This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Company’s Board of Directors, at any time prior to the Closing Date, if circumstances should develop that, in its opinion, make proceeding with the Agreement inadvisable.

13. AMENDMENTS

      This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Company.

14. HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

      14.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its principles of conflicts of laws.

      14.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

HARTFORD MUTUAL FUNDS, INC.,
on behalf of its series,
HARTFORD RETIREMENT INCOME FUND
By:  /s/ Tamara L. Fagely
Name:   Tamara L. Fagely
Title:   Vice President, Treasurer, Controller

HARTFORD MUTUAL FUNDS, INC.,
on behalf of its series,
HARTFORD CONSERVATIVE ALLOCATION FUND
By:   /s/ Tamara L. Fagely
Name:   Tamara L. Fagely
Title:  Vice President, Treasurer, Controller

With respect to Paragraph 10.2 of this Agreement, Accepted and Acknowledged by:
HARTFORD INVESTMENT FINANCIAL SERVICES, LLC
By:   /s/ Tamara L. Fagely
Name:    Tamara L. Fagely
Title:   Chief Financial Officer